Exhibit 99.1

Press Release

MaxLinear Acquires NanoSemi, Inc.

CARLSBAD, CA – September 09, 2020 – MaxLinear Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, announced today that it has completed the acquisition of NanoSemi, Inc., an industry-leading provider of intellectual property that utilizes patented machine learning techniques to improve signal integrity and power efficiency in SoCs, ASICs, and FPGAs used in next-generation communication and artificial intelligence systems.

The initial transaction consideration consisted of $10 million in cash and 804,163 shares of MaxLinear’s Common Stock. In addition, the NanoSemi securityholders will receive $35 million in deferred cash payments payable in 2021, and the NanoSemi securityholders may also receive up to an additional $35 million in potential earnout consideration, subject to the acquired business’s satisfying certain financial objectives. The stock consideration was issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. In connection with the acquisition, MaxLinear agreed to provide the NanoSemi securityholders with certain registration rights with respect to the shares of MaxLinear Common Stock they received in the acquisition.

NanoSemi is a Boston-based private company that spun out of MIT in 2014. The company’s technology enables higher throughput connections for 5G and Wi-Fi base stations and smartphones while simultaneously dramatically reducing energy consumption.

MaxLinear’s acquisition of NanoSemi brings together market-leading signal processing technology and silicon solutions for 5G radio customers. This combination will allow customers to reduce the time and resources required to bring complex new wireless products to market.

“MaxLinear is thrilled to welcome a phenomenal team which has brought fresh innovation to a very difficult technology problem at the core of the 5G system. The customers they have attracted and the results they have demonstrated speak for themselves. NanoSemi technology is truly an order of magnitude improvement over existing solutions,” said Kishore Seendripu, Ph.D., Chairman and CEO of MaxLinear. “Together with our silicon solutions, we can offer a leading portfolio of products to our wireless systems customers which, in turn, can enable meaningful capital expenditure and operating expense benefits to wireless operators.”

“We are excited to join MaxLinear,” said NanoSemi CEO, Helen Kim. “This transition will enable us to serve more customers with our technology and to further accelerate our pace of innovation in the 5G area. Our joint solutions will dramatically reduce the enormous amounts of power consumed by 5G systems today.”

About MaxLinear, Inc.
MaxLinear, Inc. (NYSE: MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multimarket applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

About NanoSemi, Inc.

NanoSemi’s linearization and signal correction technologies improve radio chain power efficiency and signal cleanliness at bandwidths exceeding 1GHz by using patented machine learning techniques. The small implementation size is cost-effective for integration into ASICs that support Wi-Fi, LTE/5G chips for smartphones or in FPGAs for wireless infrastructure. For further information, please visit www.nanosemitech.com.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying future financial performance, anticipated product performance and functionality of our products or products incorporating our products, and industry trends and growth opportunities affecting MaxLinear, including in particular statements relating to MaxLinear’s opportunities within wireless markets and the potential benefits to MaxLinear of the acquisition of NanoSemi. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from any future results expressed or implied by these forward-looking statements. We cannot predict whether or to what extent the acquisition will affect our future revenues or financial performance. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” or similar expressions and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: wireless and 5G markets may not develop in the way we currently anticipate; the status of tariffs, export controls, and other government imposed restrictions on trade remains uncertain, particularly with respect to China, and could adversely affect the wireless market in particular; intense competition in the wireless market specifically and in the semiconductor industry generally could adversely affect our future operating results; and we face other risks relating to development, testing, and commercial introduction of new products, the lack of long term supply contracts, decreases in average selling prices, and intellectual property litigation. The continuing development of the current worldwide Covid-19 pandemic also presents potential material risks to our future operating results. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties arising from other factors affecting the business, operating results, and financial condition of MaxLinear, including those set forth in MaxLinear’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as applicable. All forward-looking statements are qualified in their entirety by this cautionary statement. MaxLinear is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events, or otherwise.

MaxLinear Inc. Investor Relations Contact:
Steve Litchfield
Tel: +1 949-333-0080
IR@maxlinear.com